Exhibit (p)(7)

MATSON MONEY, INC.

CODE OF ETHICS

Effective Date: February 1, 2005

Revised Date: November 11, 2008

Revised Date: December 30, 2009

1.0          Introduction

This Code of Ethics (the “Code”) establishes rules of conduct for persons who are officers, directors, and employees of Matson Money, Inc. (hereinafter referred to as “Matrix” because its investment advisory services are provided through the Matrix Asset Allocation division). The Code governs their personal investments and conduct.

This Code of Ethics is being adopted to effectuate the purposes and objectives of Sections 204A and 204A-1 of the Investment Advisers Act of 1940 as amended (the “Advisers Act”) and Rule 204-2 under the Advisers Act. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers, including Matrix. Rule 204A-1 requires an adviser to have a code of ethics that sets forth standards of conduct and requires compliance with federal securities laws by all of the adviser’s officers, directors and employees, requires pre-clearance of access persons’ personal securities transactions including transactions in any affiliated mutual funds, and requires reporting of access persons’ personal securities transactions. Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of certain persons employed by investment advisers.

The purpose of this Code of Ethics is to (i) remind officers, directors and employees that Matrix’s responsibility to its clients is to provide effective and proper professional investment management advice based upon unbiased independent judgment; (ii) set standards for employee conduct in those situations where conflicts of interest are most likely to arise; (iii) assure that officers, directors and employees understand their responsibilities under the federal securities laws; (iv) protect Matrix from reputational damage; and (iv) develop procedures that allow Matrix to monitor officers, directors and employees’ activity for compliance with Matrix’s Code of Ethics.

It is the desire of Matrix that the Code of Ethics be conscientiously followed and effectively enforced. The prime responsibility for following it rests with each officer, director and employee. While Matrix will oversee compliance with the Code of Ethics, a conscientious and professional attitude on the part of each officer, director and employee will ensure that Matrix fulfills the highest ethical standards.

Violations of the Code may cause Matrix loss of business, legal liability, fines and other punishments. Violations of the Code may result in demotion, suspension, firing, fines and other punishments for individuals.

2.0          Applicability of Code

The Code applies all of the firm’s officers, directors and employees (hereinafter referred to as “Supervised Persons” or “Access Persons”) unless the Compliance Officer specifies otherwise in writing.

3.0          Personal Trading Policy

3.1           Definitions

3.1.1        Covered Security

Any financial instrument treated as a security for investment purposes and any related instrument such as options, futures, warrants, convertible securities, forward or swap contracts entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term Covered Security does not include direct obligations issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies.

3.1.2        Access Person Accounts

The account of any employee, his/her spouse, minor children, immediate family members sharing the same household as the employee, trusts or estates of which the employee is a beneficiary.

3.2           Initial Public Offerings and Private Placements

Access Person Accounts are prohibited from participating in initial public offerings and private placements.

3.3.          Reports

Every Access Person must submit a quarterly report containing the information set forth in Exhibit A with respect to transactions in any Covered Security in which such Access Person or any of his/her Access Person Accounts has acquired or by reason of such transactions will acquire any direct or indirect beneficial ownership; provided, however, that:

3.3.1        An Access Person need not make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control.

3.3.2        An Access Person must submit this report to the CCO no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected.

3.3.3        Any report submitted to comply with the requirements of this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the security to which the report relates.

3.3.4        Within 10 days of initial association or employment with Matrix, each Access Person shall disclose all current personal securities holdings in any of his Access Person Accounts, a list of brokers holding such Access Person Accounts and the additional information required by Exhibit B. Such Access Person must also authorize any brokers that hold any of such Access Person’s Accounts to submit duplicate statements and confirmations to Matrix’s CCO.

3.3.5        Within 45 days of the end of each calendar year, each Access Person must disclose all current personal securities holdings in any account in which such Access Person has an interest, a list of brokers holding such Access Person Accounts and the additional information required by Exhibit B.

3.3.6        Within 10 days of association or employment with Matrix and within ten days of adoption of this Code of Ethics, each Access Person must certify that he has received, read and understands the Code and recognizes that he is subject to such Code. (Exhibit C)

3.3.7        Annually each Access Person must certify that he has read and understands the Code and recognizes that he is subject to such Code. In addition, annually each Access Person must certify that he has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code.

(Exhibit D)

3.4           Review of reports

The CCO or his designee shall be responsible for reviewing all confirmations of transactions for all Access Person Accounts, Initial Holdings Reports, Annual Holdings Reports, Certification of Compliance forms, Personal Securities Transaction Quarterly Reports and any other documents deemed necessary to assure compliance with this Code of Ethics. Given that Matrix purchases and sells open-end mutual funds for clients and the only individual securities Matrix purchases or sells for clients’ accounts are sales of securities held in a client’s existing account, the review by the CCO or his designee shall be limited as described below.

3.4.1        Quarterly Reviews

The CCO or his designee is responsible for review and monitoring personal securities transactions of Access Persons of the firm in accordance with the following procedures:

1.             The CCO is responsible for reviewing the list of Access Persons against the quarterly securities reports each quarter to assure reporting compliance by all Access Persons.

2.             The CCO shall prepare a written report each quarter to Matrix’s President in the event that any issues arose during the previous quarter under this policy.

3.4.2        Annual Reviews

1.             The CCO is responsible for reviewing a list of all Access Persons against Initial and Annual Securities Holdings Reports to assure compliance with the reporting requirements.

2.             In addition, the securities holdings reports should be compared to a sample of quarterly securities transaction reports and/or statements from financial institutions holding the accounts to assure the Access Person is reporting personal securities transactions as required.

3.4.3        Ongoing Reviews

The CCO is responsible for the following additional procedures relating to personal securities transactions of Access Persons:

1.             Create and maintain a listing of all Access Persons; and

2.             Promptly report any apparent violations of the Code to the CEO or President in writing.

4.0          Standard of Business Conduct

Matrix’s Supervised Persons are in a position of trust with respect to Matrix’s clients. This position requires Matrix’s Supervised Persons to act at all times with the utmost integrity. Matrix’s Supervised Persons should perform their duties with complete propriety and should not take advantage of their position. These persons should use reasonable care and exercise independent professional judgment. In any act in which a Supervised Person engages, the Supervised Person should consider the reputation of the firm, whether his conduct is not only legal, but also ethical, whether he is acting in the best interests of Matrix’s clients, and whether his act or omission to act is consistent with Matrix’s ideals of integrity, openness, honesty and trust. The Supervised Person shall not engage in any professional conduct involving fraud, dishonesty, deceit or misrepresentation of a material fact.

Supervised Persons should keep in mind the following fundamental fiduciary principles that govern their activities:

1.             The interests of clients must come first;

2.             Supervised Persons must not take inappropriate advantage of their positions;

3.             Information concerning clients’ investments must be kept confidential; and

4.             Supervised Persons shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

4.1           Conflicts of Interest

The Code is intended to (a) minimize conflicts of interest and even the appearance of conflicts of interest, between Matrix’s Supervised Persons and Matrix’s clients in the securities markets and (b) assure that personal securities transactions of Matrix’s Supervised Persons are made in compliance with applicable securities laws.

Matrix’s general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of clients.

4.2           Compliance with applicable federal securities laws.

Matrix Supervised Persons are not permitted in connection with the purchase or sale by such person of a security held or to be acquired by Matrix for a client:

1.             To employ any device, scheme or artifice to defraud any client or prospective clients;

2.             To make any untrue statement of a material fact or omit to state to a client or prospective client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

3.             To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or

4.             To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

In addition, Matrix Supervised Persons shall comply with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Advisers Act, the Investment Company Act of 1940, and Gramm-Leach-Bliley Act of 1999 and the rules thereunder. In summary, these laws and rules:

•      require registration of publicly traded securities,

•      place restrictions on the manner privately offered securities are offered and sold,

•      require registration of an investment company unless an exemption is available

•      mandate full disclosure of all material facts when offering or selling a security, advising a client or managing an investment company,

•      prohibit fraud in connection with the offer and sale of securities,

•      prohibit fraud on the securities markets,

•      require registration of investment companies and investment advisers unless an exemption is available,

•      set forth requirements to protect the privacy of client personal information.

4.3           Delivery of Code of Ethics to Each Supervised Person

Matrix shall deliver a copy of this Code of Ethics and each amendment or amended version to each Supervised Person.

4.4           Ethical Restraint

All Access Persons are required to comply with ethical restraints relating to clients and their accounts, including restrictions on giving gifts to, and receiving gifts from, clients in violation of the firm’s gift policy. Access Persons shall not accept from an advisor or client, or give to an advisor or client, any thing(s) or service(s) having an aggregate value in excess of $100 in any calendar year. Any violation of this provision shall be promptly reported to the CCO or the President of Matrix, and may be cause of disciplinary action against the Access Person, including demotion, suspension, or termination.

5.0          Safeguarding Data

Supervised Persons must safeguard material, non-public information about Matrix client transactions and adhere to Matrix’s Privacy Policy. This includes, but is not limited to adherence to physical and technical security of data.

5.1           Supervised Persons may not share access codes or passwords with other Supervised Persons, contractors, or agency employees.

5.2           Supervised Persons are prohibited from electronically or otherwise transmitting client transactions to unauthorized entities. Authorized entities include, but are not limited to:

1.             Brokers or Dealers with a business need.

2.             Vendors with a contractual need and who have executed a non-disclosure agreement with Matrix.

6.0          Disclosure of Code of Ethics on Part II of Form ADV

Matrix will summarize the key provisions of its Code of Ethics in response to Item 9E on Part II of its Form ADV in accordance with the SEC’s required ADV renewal schedule. The disclosure will state that Matrix will provide a copy of its Code of Ethics to any client or prospective client upon request.

The CCO or his designee will make a record of all requests and the date and to whom the Code was delivered.

7.0          Reports of Violations of Code of Ethics

Any Supervised Person who becomes aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the CCO or the President of Matrix who will notify the CCO.

8.0          Sanctions

The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Access Person Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by the Chief Compliance Officer and the President of Matrix.

9.0          Compliance Oversight of Code of Ethics

9.1           The CCO’s responsibilities which he may delegate to another person include the following:

1.             Create and maintain a list of all Supervised Persons and Access Persons.

2.             Monitor personal securities transactions and reporting in accordance with the procedures in Section 3;

3.             Monitor compliance with the Standards of Business Conduct in accordance with the procedures in Section 4;

4.             Require Supervised Persons to read this Code of Ethics and obtain required acknowledgments in accordance with the procedures in Section 3;

5.             Monitor requests for a copy of the firm’s Code of Ethics and subsequent delivery in accordance with Section 6;

6.             Monitor ADV disclosure regarding the firm’s Code of Ethics for accuracy;

7.             Report all Code violations or apparent violations to Matrix’s President in writing promptly upon discovery;

8.             Review the Code for adequacy and effectiveness at least annually and report the results to Matrix’s President; and

9.             Maintain required books and records in accordance with the provisions of Section 10.0.

9.2.          The President is responsible for the review and evaluation of the full details of any suspected violations of the Code of Ethics and imposition of sanctions when necessary.

10.0        Required Records

The CCO or his designee will ensure that the following books and records are maintained in, as appropriate, electronic or hard copy form for at least five years, two years in an easily accessible place:

1.             A copy of each Code that has been in effect at any time during the past five years;

2.             A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.             A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Supervised Person; (These records must be kept for five years after the individual ceases to be a Supervised Person of Matrix.)

4.             Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports; and

5.             A list of the names of persons who are currently, or within the past five years were Access Persons of Matrix.

EXHIBIT A1

PERSONAL SECURITIES TRADING REPORTING FORM

MATSON MONEY, INC.

NO TRANSACTION CERTIFICATION

Quarter for which transactions are reported:                  to              (the        “Quarter”).

Capitalized terms have the meanings given to them in the Code of Ethics.

I hereby certify that my Access Person Accounts have not made any transactions during the        Quarter. Securities issued by the United States Treasury or shares of an open-end mutual fund are excluded from this report.

Date:	Signature:

Print Name:

EXHIBIT A2

PERSONAL SECURITIES TRADING REPORTING FORM

MATSON MONEY, INC.

Quarter for which transactions are reported:                to                (the        “Quarter”).

Capitalized terms have the meanings given to them in the Code of Ethics.

My Access Person Accounts have made transactions in the following securities, except securities issued by the United States Treasury or shares of an open-end mutual fund, during the        Quarter:

Broker or
Security			Dollar	Nature of	Price	Bank
And class	Date of	No. of	Amount of	Transaction	Per	Through
(the “Security”)	Transaction	Shares	Transaction	(Purchase, sale)	Share	Whom Effected

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Matson Money, Inc.’s (“Matrix”) clients, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Matrix’s clients.

Date:	Signature:

Print Name:

EXHIBIT B

INITIAL AND ANNUAL HOLDINGS REPORT

To the Board of Directors of Matson Money, Inc. (“Matrix”):

1.               I have read and understand the Code of Ethics revised as of November 11, 2008 for Matrix (the “Code”) and recognize that I am subject thereto as an officer, director or employee of Matrix. I understand that capitalized terms used herein have the same meaning as in the Code.

2.               I hereby certify that the following is a list of all securities, except securities issued by the United States Treasury or shares of an open-end mutual fund, any Access Person Account of mine own as of                                          (Date):

Name of Security	Number of Shares or Size of Interest

3.               I hereby certify that the following is a list of all the brokerage accounts of my Access Person Accounts:

Name of Brokerage Firm	Account Number	Branch Name

4.               Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Matrix’s clients, such as any economic relationship between transactions in my Access Person Account(s) and securities held or to be acquired by Matrix’s clients.

Date:

Signature:

Print Name:

EXHIBIT C

INITIAL CERTIFICATION

To the Board of Directors of Matson Money, Inc. (“Matrix”):

1.               I have read and understand the Code of Ethics revised as of November 11, 2008 for Matrix and recognize that I am subject thereto as an employee of Matrix.

2.               I hereby certify that the following is a list of all securities, except securities issued by the United States Treasury or shares of an open-end mutual fund, my Access Person Accounts own as of                                           , 20    :

Name of Security	Number of Shares or Size of Interest

3.               I hereby certify that the following is a list of all the brokerage accounts that are in the name of any of my Access Person Accounts:

Name of Brokerage Firm	Account Number	Branch Name

4.               Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Matrix’s clients, such as any economic relationship between my securities’ holdings and securities held or to be acquired by Matrix’s clients.

Date:

Signature:

Print Name:

EXHIBIT D

ANNUAL CERTIFICATION

To the Board of Directors of Matson Money, Inc. (“Matrix”):

1.               I have read and understand the Code of Ethics revised as of November 11, 2008 for Matrix and recognize that I am subject thereto as an employee of Matrix.

2.               I hereby certify that, during the year ended December 31, 20    . I have complied with the requirements of the Code and I have reported all securities transactions each calendar quarter.

3.               I hereby certify that the following is a list of all securities, except securities issued by the United States Treasury or shares of an open-end mutual fund, my Access Person Accounts own as of                                           , 20    :

Name of Security	Number of Shares or Size of Interest

4.               I hereby certify that the following is a list of all the brokerage accounts that are in the name of any of my Access Person Accounts:

Name of Brokerage Firm	Account Number	Branch Name

5.               Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Matrix’s clients, such as any economic relationship between my transactions and securities held or to be acquired by Matrix’s clients.

Date:

Signature:

Print Name: